Exhibit 99.1

DG FASTCHANNEL TO ACQUIRE MATCH POINT MEDIA,

A LEADER IN DIRECT RESPONSE MARKETING

Acquisition Accelerates Transition of $5 Billion

Infomercial Market to Digital Distribution

Dallas, TX — September 30, 2010 — DG FastChannel, Inc. (NASDAQ:DGIT), a leading provider of digital media services to the advertising, entertainment and broadcast industries, today announced that it will acquire privately-held Match Point Media LLC and its divisions, Treehouse Media Services, Inc. and Voltage Video, Inc. (collectively referred to as “Match Point”), a market leader in the customization and distribution of Direct Response (DR) advertising, for $26 million in cash.  The transaction will close on October 1, 2010.

For the nine months ended September 30, 2010 Match Point expects to record approximately $14 million in revenue, with EBITDA of approximately $3 million.  DG FastChannel expects to realize approximately $2 million in cost synergies by the end of  2011.  The company will provide additional financial detail regarding the transaction on its regularly scheduled third quarter earnings call.

“We are happy to announce this transaction, as it not only accelerates our strategy to digitize one of the last remaining sectors of the North American broadcasting market, but also leverages DG FastChannel’s state-of-the-art short and long form content delivery platform for the $5 billion per year Infomercial market,” said Scott Ginsburg, Chairman and CEO of DG FastChannel.  “When we combine the Match Point assets with our recently deployed next generation High Definition (HD) compliant Pathfire long form network and its complementary Ads network, supported by our world class service platform,  DG FastChannel is uniquely positioned with the technology necessary to digitize the DR industry.”

Mr. Ginsburg continued, “With this transaction, DG FastChannel expands its offerings in advertising content customization with the opportunity to bring digital distribution and digital workflow solutions to the DR marketplace.  We expect that infomercials will switch from a predominantly Standard Definition (SD) format to the more complex HD format over the next several years, and we believe the Company is now positioned to lead this transition.”

Neil Nguyen, President and COO of DG FastChannel, commented, “This transaction delivers strategic value including a large customer list of DR agencies and advertisers established over Match Point’s twenty year history.  We are impressed with the management team’s core competencies in the DR market, and are pleased that all principals of Match Point will join our team following the close.  With this acquisition, DG FastChannel will add services and additional capacity for both short form and long form content preparation services, including: tagging and customization, voiceover, watermarking and closed captioning.”

“For nearly twenty years, Treehouse has been a leader in dub and ship distribution and customization for the DR industry.  As we seek to bring greater efficiencies to our customers in the areas of distribution and product innovation, the principals at Match Point believe that DG FastChannel’s world class products and services, paired with our expertise, will provide the greatest value to our customers.  The combined DG FastChannel and Treehouse entity will enable faster turnaround times and the ability to change offers quickly, both of which are critical to our customers,” said Matt Edelman and Andy Donato, Principals of Treehouse Media.

Over the past decade, the broadcast advertising distribution market has largely converted to file transfer digital technology.  According to management estimates, approximately 35 percent of the broadcast distribution market has not yet transitioned to a digital workflow, so that content must be transferred from advertisers to broadcasters by physical dub and ship methods. The DR payloads are split between long form and short form content with an estimated 60 percent   long form.

“True to our heritage as the pioneer in digitization of advertising content to the broadcast market, DG FastChannel will bring greater value to our broadcast and cable partners through next generation workflow improvements including innovations and digitization of the important DR content market,” concluded Mr. Ginsburg.

About Matchpoint Media LLC

Match Point Media LLC is comprised of two wholly-owned companies, Treehouse Media Services, Inc. and Voltage Video, Inc.  Matchpoint  provides media advertising services to advertising agencies and advertisers participating in the Direct Response Advertising Industry.  Treehouse Media Services, Inc. pioneered the media services for the Direct Response advertising media services marketplace.  Matchpoint operates from its headquarters in New York and provides a full complement of broadcast video services to the largest advertising agencies and advertisers in the Direct Response Advertising Industry.

About DG FastChannel

DG FastChannel provides innovative, technology-based solutions to help advertisers and agencies work faster, smarter and more competitively.  DG FastChannel delivers the standard in digital media services to the advertising, broadcast and publishing industries.  Through its Unicast, Sourcecreative, and Springbox operating units, DG FastChannel is a leading Internet marketing technology company offering online marketing and advertising solutions through a powerful combination of proprietary visualization technology, and a premium rich media advertising platform for the creation, delivery and reporting of premium rich media.

The Company utilizes satellite and Internet transmission technologies and has deployed a suite of digital media intelligence and asset management tools designed specifically for the advertising industry, including creative and production resources, and digital asset management. The Company has online media distribution networks which link more than 5,000 advertisers, advertising agencies and content owners with more than 23,000 radio, television, cable, network and print publishing destinations and over 5,000 online publishers electronically throughout the United States, Canada, and Europe.  For more information visit www.dgfastchannel.com.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), the Company has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP). Legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial measures and require companies to explain why non-GAAP financial measures are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial measures because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging.

The Company defines “Adjusted EBITDA” as net income, before interest, taxes, depreciation and amortization, share-based compensation, restructuring charges and benefits, and gains and losses on derivative instruments. The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance and a good measure of the Company’s historical operating trends.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as gains and losses from derivative instruments, and net interest expense, or do not require a cash outlay, such as share-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical costs, and may not be indicative of current or future capital expenditures.

Adjusted EBITDA should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Forward-Looking Statements

This release contains forward-looking statements relating to the Company. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected.  Such risks and uncertainties include the Company’s ability to integrate the Match Point business and to increase efficiencies in its distribution and product innovation; the Company’s ability to execute successfully its digitization strategy and ability to deploy successfully its dual edge server content delivery platforms; the Company’s efforts relating to advertising content customization and digital distribution in the DR marketplace; changes in the DR industry and its ongoing use of SD format versus HD format; and other risks relating to DG FastChannel’s business, as set forth in the Company’s filings with the Securities and Exchange Commission.  DG FastChannel assumes no obligation to publicly update or revise any forward-looking statements, except as otherwise required by law.